Exhibit 10.1

SEVENTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), is entered into as of October 6, 2015, by and among SPEED COMMERCE, INC., a Minnesota corporation (the “Company”), the Guarantors listed on the signature pages hereof, the Lenders (as defined in the Credit Agreement (as hereinafter defined)) listed on the signature pages hereof, and GARRISON LOAN AGENCY SERVICES LLC, (“GLAS”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and GLAS, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the lenders from time to time party thereto (“Lenders”) and Agents are parties to that certain Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2014 (as amended by the Consent and First Amendment, dated as of April 14, 2015, the Consent and Second Amendment, dated as of May 11, 2015, the Third Amendment, dated as of June 30, 2015, the Fourth Amendment, dated as of July 2, 2015, the Fifth Amendment, dated as of July 22, 2015 and the Sixth Amendment, dated as of September 17, 2015, as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, after giving effect to this Amendment, the “Credit Agreement”); and

WHEREAS, the Agents and the Lenders agree to amend the Credit Agreement on the terms set forth herein, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.     Amendments to Credit Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)     Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in their correct alphabetical order:

““Fifth Amendment Date Series 3 Term Loan” has the meaning set forth in Section 2.3.”

““Fifth Amendment Date Series 3 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Fifth Amendment Date Series 3 Term Loan, and “Fifth Amendment Date Series 3 Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Fifth Amendment Date Series 3 Term Loan Commitment, if any, is set forth on Appendix A, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Fifth Amendment Date Series 3 Term Loan Commitments as of the Seventh Amendment Effective Date is Three Million Dollars ($3,000,000).”

““Seventh Amendment” means that certain Seventh Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of the Seventh Amendment Effective Date.

““Seventh Amendment Effective Date” means October 6, 2015.”

(b)     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Fifth Amendment Date Term Loan” in its entirety as follows:

““Fifth Amendment Date Term Loan” means any Fifth Amendment Date Series 1 Term Loan, Fifth Amendment Date Series 2 Term Loan or Fifth Amendment Date Series 3 Term Loan, and “Fifth Amendment Date Term Loans” shall mean all of the foregoing, collectively.”

(c)     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Fifth Amendment Date Term Loan Commitment” in its entirety as follows:

““Fifth Amendment Date Term Loan Commitment” means any Fifth Amendment Date Series 1 Term Loan Commitment, Fifth Amendment Date Series 2 Term Loan Commitment or Fifth Amendment Date Series 3 Term Loan Commitment, and “Fifth Amendment Date Term Loan Commitments” shall mean all of the foregoing, collectively.”

(d)     Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.3     Fifth Amendment Date Term Loans.

(a)      Fifth Amendment Date Term Loan Commitments.

(i)     Fifth Amendment Date Series 1 Term Loan Commitments. Subject to the terms and conditions hereof (including, without limitation, the satisfaction of only the conditions precedent set forth in Section 3.3), each Lender with a Fifth Amendment Date Series 1 Term Loan Commitment severally agrees to make, on the Fifth Amendment Effective Date, a term loan to Company in an aggregate amount not to exceed such Lender’s Fifth Amendment Date Series 1 Term Loan Commitment (each, a “Fifth Amendment Date Series 1 Term Loan”). Company may make only one borrowing under the Fifth Amendment Date Series 1 Term Loan Commitment which shall be on the Fifth Amendment Effective Date. Any amount borrowed under this Section 2.3(a)(i) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Fifth Amendment Date Series 1 Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Fifth Amendment Date Series 1 Term Loan Commitment shall terminate immediately and without further action on the Fifth Amendment Effective Date after giving effect to the funding of such Lender’s Fifth Amendment Date Series 1 Term Loan Commitment on such date.

(ii)     Fifth Amendment Date Series 2 Term Loan Commitments. Subject to the terms and conditions hereof (including, without limitation, the satisfaction of only the conditions precedent set forth in Section 3.4), each Lender with a Fifth Amendment Date Series 2 Term Loan Commitment severally agrees to make, at any time during the period beginning on August 20, 2015 and ending on or prior to December 23, 2015 (the “Series 2 Availability Period”), a term loan to Company in an aggregate amount not to exceed such Lender’s Fifth Amendment Date Series 2 Term Loan Commitment (each, a “Fifth Amendment Date Series 2 Term Loan”). Company may make only one borrowing under the Fifth Amendment Date Series 2 Term Loan Commitment which shall be made during the Series 2 Availability Period. Any amount borrowed under this Section 2.3(a)(ii) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Fifth Amendment Date Series 2 Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Fifth Amendment Date Series 2 Term Loan Commitment shall terminate immediately and without further action upon the earlier of (x) the funding of such Lender’s Fifth Amendment Date Series 2 Term Loan Commitment, or (y) 1:00 p.m. (New York City time) on December 23, 2015 to the extent that the conditions precedent to the funding of the Fifth Amendment Date Series 2 Term Loans are not satisfied as of such time.

(iii)     Fifth Amendment Date Series 3 Term Loan Commitments. Subject to the terms and conditions hereof (including, without limitation, the satisfaction of only the conditions precedent set forth in Section 3.5), each Lender with a Fifth Amendment Date Series 3 Term Loan Commitment severally agrees to make, at any time and from time to time during the period beginning on October 6, 2015 and ending on or prior to the Term Loan Maturity Date (the “Series 3 Availability Period”), one or more term loans to Company in an aggregate amount not to exceed such Lender’s Fifth Amendment Date Series 3 Term Loan Commitment (each, a “Fifth Amendment Date Series 3 Term Loan”). Company may make one or multiple borrowings under the Fifth Amendment Date Series 3 Term Loan Commitment which, in all cases, shall be made during the Series 3 Availability Period. Any amount borrowed under this Section 2.3(a)(iii) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Fifth Amendment Date Series 3 Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Fifth Amendment Date Series 3 Term Loan Commitment shall terminate immediately and without further action upon the earlier of (x) the funding of the full amount of such Lender’s Fifth Amendment Date Series 3 Term Loan Commitment, or (y) 1:00 p.m. (New York City time) on the Business Day preceding the Term Loan Maturity Date to the extent that the conditions precedent to the funding of the Fifth Amendment Date Series 3 Term Loans are not satisfied as of such time.

(b)     Borrowing Mechanics for Fifth Amendment Date Term Loans. Each Lender shall make its Fifth Amendment Date Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on (i) the Fifth Amendment Effective Date, with respect to the Fifth Amendment Date Series 1 Term Loans, (ii) the date of funding (which shall be during the Series 2 Availability Period), with respect to the Fifth Amendment Date Series 2 Term Loans, and (iii) each date of funding (which shall be during the Series 3 Availability Period), with respect to each borrowing of a Fifth Amendment Date Series 3 Term Loan, in each case by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Fifth Amendment Date Term Loans available to Company on the applicable date of funding described above by causing an amount of same day funds in Dollars equal to the proceeds of all such Fifth Amendment Date Term Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.”

(e)     A new Section 3.5 is hereby added as follows:

“3.4     Fifth Amendment Date Series 3 Term Loans. The obligation of each Lender with a Fifth Amendment Date Series 3 Term Loan Commitment to make each Fifth Amendment Date Series 3 Term Loan during the Series 3 Availability Period is subject to the satisfaction, or waiver by the Administrative Agent in its sole and absolute discretion of the following conditions on or before the requested date of funding of such Fifth Amendment Date Series 3 Term Loan:

(a)     Administrative Agent shall have received (i) fully executed and delivered funding request in respect of the Fifth Amendment Date Series 3 Term Loan, executed by an Authorized Officer and delivered to Administrative Agent at least two (2) Business Days prior to the last Business Day of the Series 3 Availability Period. Such request shall specify (x) the aggregate amount of Fifth Amendment Date Series 3 Term Loan requested by the Borrower, which shall be an amount not to exceed the aggregate undrawn amount of all Fifth Amendment Date Series 3 Term Loan Commitments as of the requested funding date, and (y) the requested date of funding; provided, neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith, and (ii) such other customary documentation in connection with the funding of such Fifth Amendment Date Series 3 Term Loan as Administrative Agent shall reasonably request;

(b)     as of the date of funding any Fifth Amendment Date Series 3 Term Loan, no event has occurred and is Continuing, or would result from the making of such Fifth Amendment Date Series 3 Term Loan, that would constitute a Default or an Event of Default;

(c)     the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except that any representations and warranties qualified by materiality, Material Adverse Effect, or any other threshold shall be true and correct in all respects) except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality, Material Adverse Effect, or any other threshold, true and correct in all respects) as of such earlier date;

(d)     since the Fifth Amendment Effective Date, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;

(e)     the Company shall have paid all fees, costs and expenses of the Agents in connection with the funding of such Fifth Amendment Date Series 3 Term Loan, including, without limitation, reasonable fees, costs and expenses of Agents’ counsel; and

(f)     Administrative Agent, in its sole and absolute discretion, shall have approved the request for funding in respect of such Fifth Amendment Date Series 3 Term Loan. For the avoidance of doubt, Administrative Agent may approve or decline such request in its sole and absolute discretion, and if the Administrative Agent approves such request and the remaining conditions precedent set forth in this Section 3.4 are satisfied or waived, each Lender with a Fifth Amendment Date Series 3 Term Loan Commitment, severally and not jointly, agrees to fund its Fifth Amendment Date Series 3 Term Loan in accordance with this Agreement.”

(f)     A new table titled “Fifth Amendment Date Series 3 Term Loan Commitments” is hereby added to Appendix A to the Credit Agreement as set forth on Annex A attached hereto.

3.     Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)     the execution and delivery of this Amendment by the Company, Guarantors, Agents, and each of the Lenders;

(b)     the execution and delivery of that certain 5th Amended and Restated Fee Letter by and between the Company and Administrative Agent, dated as of the date hereof;

(c)     the truth and accuracy of the representations and warranties contained in Section 4; and

(d)     the Company shall have paid all fees, costs and expenses of the Agents in connection with this Amendment and all transactions contemplated hereby, including, without limitation, reasonable fees, costs and expenses of Agents’ counsel.

4.     Representations and Warranties. The Credit Parties hereby represent and warrant to each Agent and each Lender as follows:

(a)     each Credit Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)     each Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)     the execution, delivery and performance by the Credit Parties of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)     this Amendment constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against each Credit Party in accordance with its terms;

(e)     immediately before and after giving effect to this Amendment and the transactions contemplated thereby to take place on the Seventh Amendment Effective Date, no Default or Event of Default exists or shall exist;

(f)     all representations and warranties contained in the Credit Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct as of such date; and

(g)     by its signature below, each Credit Party agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

5.     Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Credit Agreement or any other Credit Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Credit Agreement, any other Credit Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Credit Agreement, the other Credit Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement or the other Credit Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the Credit Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Credit Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

6.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

7.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Credit Party and its successors and assigns and Lenders and their successors and assigns.

8.     FATCA. Company and the Credit Parties do not believe that the amendments made pursuant to this Amendment shall be treated as a “significant modification” of the Loans under Treasury Regulation Section 1.1001-3 and as such the Loans should still constitute a grandfathered obligation for the purposes of FATCA.  From and after the date hereof, Company and the Credit Parties shall jointly and severally indemnify the Administrative Agent and Lenders, and hold them harmless from, any and all losses, claims, damages, liabilities and related expenses, including taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s and Lenders’ treating, for purposes of determining withholding Taxes imposed under FATCA, the Loans as modified hereby as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

9.     Further Assurance. Each Credit Party hereby agrees from time to time, as and when requested by any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement, and the Credit Documents.

10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

11.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12.     Reaffirmation. Each Credit Party as debtor, grantor, pledgor, guarantor or in other any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party. Each Credit Party hereby consents to this Amendment and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

13.     Acknowledgment of Rights; Release of Claims. Each Credit Party hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of Credit Parties’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Credit Documents. Each Credit Party hereby waives, releases, remises and forever discharges the Lenders and Agents, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agents (“Releasees”) from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, to the extent known on or prior to the date hereof, which the Company or any other Credit Party ever had or now has against the any of the Releasees which relates, directly or indirectly, to the Loans or the Credit Documents or any acts or omissions of the Releasees in respect of the Loans or the Credit Documents and arising from any event occurring on or prior to the date hereof. Without limiting the generality of the foregoing, each Credit Party waives and affirmatively agrees not to contest: (a) the right of each Agent and each Lender to exercise its rights and remedies under the Credit Agreement, this Amendment or the other Loan Documents, or (b) any provision of this Amendment.

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